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                                                                   Exhibit 10.30

                                    SUBLEASE

          THIS SUBLEASE ("Sublease") is made and entered into as of the 18th day of September, 2002, by and between 101 COMMUNICATIONS, LLC, a Delaware limited liability company ("Sublandlord") and iPAYMENT, INC., a Tennessee corporation ("Subtenant").

                                    RECITALS

     A. Catellus Finance 1, L.L.C., a Delaware limited liability company ("Master Landlord"), as landlord, and Sublandlord, as tenant, entered into that certain Office Lease dated as of July 21, 1999, pursuant to which Master Landlord leased to Sublandlord and Sublandlord leased from Master Landlord approximately 21,463 rentable square feet of space known as Suite 101 (the "Premises") in the building located at 9121 Oakdale Avenue, in Chatsworth, California (the "Building"). The Office Lease was amended pursuant to that certain First Amendment to Office Lease, dated as of June 18, 2000, by which an additional 10,929 rental square feet being located on the Second Floor of the Building were added to the Lease (the "Additional Premises") as shown on
Schedule 1 of the First Amendment. The Office Lease was further amended by that certain Second Amendment to Office Lease dated as of February 26, 2001. The Office Lease as amended to date is referred to herein as the "Master Lease." A true and complete copy of the Master Lease is attached to this Sublease as EXHIBIT A and made a part hereof.

     B. Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant, a portion of the Additional Premises located on the second floor of the Building consisting of approximately 4,661 rentable square feet, as depicted on EXHIBIT B to this Sublease (the "Subpremises") upon the terms, covenants and conditions set forth herein.

                                   AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

          1. Capitalized Terms. All capitalized terms used in this Sublease and not otherwise defined herein shall have the same meanings given such terms in the Master Lease.

          2. Demise. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subpremises.

          3.   Term. The "Term" of this Sublease shall commence on the later of
(a) October 1, 2002; or (b) ten (10) days after the date that Sublandlord delivers Master Landlord's written consent to this Sublease to Subtenant, or such other date to which the parties mutually agree (the "Sublease Commencement Date"). Sublandlord agrees to vacate the Subpremises and deliver possession thereof to Subtenant on or before the date that Sublandlord delivers Master Landlord's written consent to this Sublease to Subtenant. Subtenant shall have the right to access the Subpremises from and after the execution date to enable Subtenant to perform measurements and space planning, but not for construction. From and after the date that Sublandlord delivers Master Landlord's written consent to the Sublease to Subtenant and continuing up to the Sublease Commencement Date, Subtenant shall have the right to enter upon

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and install its data equipment, trade fixtures and furniture and, subject to any notice and consent provisions of the Master Lease, if any, make the alterations identified in EXHIBIT C hereto. Such early entry will not cause the Base Rent and other Rent under this Sublease to commence, but shall otherwise be subject to all the other terms and conditions of this Sublease, including without limitation thereto, evidence of the insurance required by the terms of this Sublease and the indemnity provisions of Section 10. The Term shall expire on August 29, 2004, the day before the expiration date of the term of the Master Lease, unless sooner terminated as provided in this Sublease or pursuant to the terms of the Master Lease. Sublandlord estimates that it will be in a position to deliver Master Landlord's written consent to this Sublease to Subtenant on or about September 21, 2002. If Sublandlord is unable to deliver Master Landlord's written consent to this Sublease to Subtenant by October 1, 2002, then this Sublease shall not be void or voidable and Sublandlord shall not be liable to Subtenant, but the Sublease Commencement Date (and Subtenant's obligation to pay Base Rent and other Rent under this Sublease) shall be delayed until Master Landlord's written consent to this Sublease is delivered to Subtenant, provided, however, that if the Master Landlord fails to consent to this Sublease by October 10, 2002, then either party shall have the right to terminate this Sublease upon written notice to the other party prior to the receipt of such consent from the Master Landlord and Sublandlord shall return any prepaid Rent and Security Deposit to Subtenant, and the parties shall be released from any obligations or rights hereunder. The terms and provisions of this Section 3 shall constitute the parties' entire agreement regarding the Term of this Sublease and the provisions of Section 2 of the Master Lease are not deemed to be incorporated into this Sublease.

          4. Base Rent. During the Term of this Sublease, Subtenant shall pay to Sublandlord Base Rent in the following amounts: (i) the Base Rent for the period from the Sublease Commencement Date trough September 30, 2003, will be $3,495.75 per month; and (ii) the Base Rent for the period October 1, 2003, through August 29, 2004, will be $3,600.62 per month. All payments of Base Rent by Subtenant hereunder shall be paid by Subtenant to Sublandlord at "Tenant's Address" set forth in the Master Lease, or at such other address as selected by Sublandlord from time to time on written notice to Subtenant. If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. Sublandlord and Subtenant shall acknowledge in writing the Sublease Commencement Date.

          5. Operating Expenses and Other Rent. Subtenant shall have no obligation to pay any portion of the Building's Operating Expenses, Real Property Taxes, or insurance costs, and the terms and provisions of Sections 5, 6, and 7 of the Master Lease are not deemed to be incorporated into this Sublease.

          6. As-Is Condition of Subpremises. Except for the obligation of Sublandlord to erect a demising wall as specified in Section 14 of this Sublease, notwithstanding any other contrary provision of this Sublease or the Master Lease, Sublandlord shall deliver the Subpremises to Subtenant in an "as-is" with all faults condition, and Sublandlord shall not be obligated to make any repairs, restoration, alterations or improvements to the Subpremises in connection with Subtenant's occupancy thereof other than as expressly set forth herein. Subtenant acknowledges that Sublandlord has made no representation or warranty to Subtenant regarding the condition of the Subpremises or the suitability thereof for Subtenant's purposes.


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     7.   Security Deposit. Concurrent with the execution and delivery of this
Sublease, Subtenant shall pay the Sublandlord a security deposit in the amount of $3,495.75. Such security deposit shall be delivered to Sublandlord to secure the faithful performance by Subtenant of its obligations under this Sublease. Sublandlord shall hold and administer such security deposit in accordance with the terms and provisions set forth in Section 3.3 of the Master Lease, and such terms will apply to the security deposit delivered by Subtenant pursuant to the terms of this Sublease.

     8. Use. Subtenant covenants and agrees to use the Subpremises solely for the Permitted Use set forth in the Master Lease and otherwise in accordance with and subject to the provisions of the Master Lease.

     9.   Master Lease.

          9.1 Relationship of Sublease to Master Lease. Subtenant acknowledges that this Sublease is subject and subordinate to the Master Lease and to all of the terms, covenants and conditions set forth therein. Subtenant covenants and agrees during the Term of this Sublease to perform and observe all of the terms, covenants, conditions and agreements set forth in the Master Lease to be performed by or which are applicable to, Sublandlord, as tenant, to the extent that such terms, covenants, conditions and agreements are not expressly modified or amended by this Sublease, and provided further, that such are limited to the Subpremises only (as opposed to the entire Premises or the entire Additional Premises.) Without limiting the foregoing, and notwithstanding the provisions
Section 16.6 of the Master Lease to the contrary, in no event shall Subtenant be liable for the payment of any Base Rent or Additional Rent under the terms of the Master Lease other than Subtenant's obligation to pay the Base Rent set forth in this Sublease. Subtenant shall not do or suffer or permit anything to be done which would constitute a breach or default under the Master Lease or might cause the Master Lease to be terminated, canceled or forfeited.

          9.2 Incorporation of Master Lease. Except to the extent the terms and conditions set forth in this Sublease expressly modify or contradict the terms and conditions of the Master Lease, all of the terms and conditions set forth in the Master Lease are hereby incorporated into and made a part of this Sublease. For purposes of such incorporation, all references in the Master Lease to "Landlord" shall mean and refer to Sublandlord and all references in the Master Lease to "Tenant" shall mean and refer to Subtenant. Except as otherwise expressly provided in this Sublease, the rights and obligations of the Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant, respectively, hereunder, and shall be binding upon and inure to the benefit of Sublandlord and Subtenant, respectively. As between the parties to this Sublease only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control.

          9.3 Landlord's Performance Under Master Lease. Notwithstanding any contrary provision of this Sublease, Subtenant recognizes, understands and agrees that Sublandlord is not in a position to render any of the services or to perform any of the obligations of Master Landlord under the Master Lease which have otherwise been incorporated herein. Therefore, notwithstanding anything to the contrary set forth in this Sublease, Sublandlord shall


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in no event be liable to Subtenant for any covenants, obligations, indemnities, representations or warranties to be performed or provided by Master Landlord under the Master Lease, nor shall any failure or delay on the Master Landlord's part in the performance of any such covenants, obligations, indemnities, representations or warranties excuse the performance by Subtenant of its obligations under this Sublease, including, without limitation, the obligation to pay Rent, nor permit Subtenant to terminate this Sublease or any of its obligations hereunder, provided, however, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord's rights against the Master Landlord under the Master Lease, and, at Subtenant's written request, Sublandlord shall take commercially reasonable steps, at Subtenant's expense, to enforce Sublandlord's rights against Master Landlord. Notwithstanding the foregoing, if as a result of a breach or default by Master Landlord under the Master Lease, Sublandlord has the right to abate its Rent payable thereunder, or a portion thereof, then Subtenant shall have the same right under this Sublease to the extent of Sublandlord's rights under the Master Lease. If Sublandlord shall take or participate or assist in, or shall be requested to take, participate or assist in, any actions to enforce Sublandlord's rights against the Master Landlord, in so far as they are connected to or affect the Subpremises. Subtenant agrees to be responsible for all costs, expenses and other amounts incurred by Sublandlord in connection therewith, including, without limitation, attorneys' and/or consultants' fees and other costs of suit, if they are solely related to the Subpremises, or its proportionate share of such costs and expenses, to the extent that such actions also relate to other portion of the Premises under the Master Lease. Subtenant agrees to indemnify, defend and hold Sublandlord harmless from and against any and all liabilities, damages, claims, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by or brought against Sublandlord as a result of or in connection with any actions or proceedings taken or instituted by Subtenant (or by Sublandlord at Subtenant's request) to enforce Sublandlord's rights and remedies under the Master Lease, whether or not Sublandlord joins therein.

          9.4 Sublandlord Covenants. Sublandlord covenants and agrees (i) not to voluntarily terminate the Master Lease, (ii) not to modify the Master Lease so as to adversely affect Subtenant's rights hereunder, and (iii) to take all actions reasonably necessary to preserve the Master Lease.

     10. Indemnification. Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all claims, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by or brought or asserted against Sublandlord arising out of or related to (a) Subtenant's breach or failure to perform or comply with any covenants, agreements, terms or conditions of this Sublease or the Master Lease; (b) Subtenant's use or occupancy of the Subpremises; and/or (c) any activity, or thing done, permitted to be done or suffered by Subtenant, its agents, employees, contractors, invitees, licensees, successors or assigns in or about the Subpremises or Building. The terms and provisions of this Section 10 shall survive the expiration or earlier termination of the Sublease and/or the Master Lease.

     11. Consents and Approvals. Whenever in the Master Lease the Master Landlord is required to obtain the consent or approval of Sublandlord with respect to a matter, Sublandlord shall not grant such consent or approval without first informing Subtenant of such matter (unless Master Landlord has notified Subtenant with respect thereto), and obtaining

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Subtenant's consent or approval to the matter. Subtenant shall be required to notify Sublandlord in writing of its decision as to such requested consent or approval within the time frames for Sublandlord's response under the Master Lease, failing which Sublandlord alone shall have the right to grant or deny the requested consent or approval. Whenever in the Master Lease the consent or approval of the Master Landlord shall be required with respect to a matter, Subtenant shall obtain such consent or approval from both Master Landlord and Sublandlord. The standards for the granting or withholding of any consent or approval under the Master Lease or this Sublease shall be as set forth with respect to such matter in the Master Lease.

     12. Notices. All notices and other communications in connection with this Sublease shall be made in accordance with the terms of the Master Lease. Sublandlord's address for notice purposes shall be "Tenant's Address" under the Master Lease. Subtenant's address for notice purposes shall be as follows:

                         iPayment, Inc.
                         30 Burton Hills, Suite 520
                         Nashville, TN 37215
                         Attn: Legal Department
                         Telephone: (615) 665-1858
                         Fax: (615) 665-8434

Either party may change its notice address by written notice to the other party in accordance with the terms and provisions of this Section 12. Each party agrees to provide the other party with a copy of every notice or written communication that it may give to Master Landlord or that it may receive from Master Landlord (to the extent that Master Landlord does not provide a copy thereof to such other party).

     13. No Extension Right. Subtenant shall have no right to extend the Term of this Sublease and the terms and provisions of Section 20 of the Master Lease are expressly excluded from this Sublease.

     14. Tenant Improvements. Sublandlord agrees, at its sole cost and expense, to erect, prior to the Sublease Commencement Date, a floor to ceiling height demising wall that separates the Subpremises from the remainder of the Additional Premises. In the event that the Sublandlord fails to complete the demising wall within thirty (30) days after the Sublease Commencement Date, then, Subtenant shall, after written notice to Sublandlord, have the right to complete the same and deduct by offset to the Base Rent payable to Sublandlord the actual costs and expenses incurred by Subtenant to complete the same, including without limitation, costs for permits, plans and Master Landlord charges. Sublandlord will have no additional obligations with respect to alteration of the Subpremises, and the terms and provisions of Section 26 of the Master Lease are expressly excluded from this Sublease.

     15. Brokerage Commission. Each party represents and warrants to the other that it has not dealt with any broker or finder in connection with the consummation of this Sublease other than Travers Realty Oncor International, which has represented Sublandlord, and CB Richard Ellis, Inc., which as represented Subtenant. Each party agrees to indemnify, defend


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and hold the other party harmless from and against any and all claims for brokerage commissions or finders' fees arising out of its actions or statements in connection with this Sublease, other than the brokerage commissions payable to the brokers described in this Section 15. The brokerage commissions payable in connection with this Sublease shall be paid by Sublandlord pursuant to a separate agreement between Sublandlord and its broker.

        16. Severability. If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

        17. Excluded Sections of the Master Lease. In addition to the terms and provisions of the Master Lease that are expressly excluded from this Sublease, the following Sections of the Master Lease are inapplicable and are hereby excluded from this Sublease: Sections 19.15, 21, 25, 29, and Sections 1(b), 1(e), 1(f), 1(g), and 1(i) of the First Amendment.

        18. Entire Agreement Waiver. This Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereof, in whole or in part, unless such agreement is in writing and signed by the parties hereto.

        19. Captions and Definitions. Captions to the Sections in this Sublease are included for convenience only and are not intended and shall not be deemed to modify or explain any of the terms of this Sublease.

        20. Further Assurances. The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be necessary or appropriate to effectuate the purposes of this Sublease.

        21. Governing Law. This Sublease shall be governed by and in all respects construed in accordance with the laws of the State of California.

        22. Counterparts. This Sublease may be executed in counterparts, each of which shall be deemed an original, and all of which shall collectively constitute one fully-executed agreement.


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          23.  Consent of Landlord. This Sublease shall be conditioned upon receipt of the Master Landlord's consent to this Sublease.

IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first set forth above.

                                        101 COMMUNICATIONS, LLC
                                        a Delaware limited liability company



                                        By: /s/ STUART K. COPPENS
                                            ------------------------------------

                                        Name: Stuart K. Coppens
                                              ----------------------------------

                                        Its: CFO
                                             -----------------------------------


                                        iPAYMENT, INC.
                                        a Tennessee corporation

                                        By: /s/ ROBERT S. TORINO
                                            ------------------------------------

                                        Name: Robert S. Torino
                                              ----------------------------------

                                        Its: EVP
                                             -----------------------------------



                     MASTER LANDLORD'S CONSENT TO SUBLEASE

The undersigned, Catellus Finance 1, L.L.C., a Delaware limited liability company ("Master Landlord"), hereby consents to the forgoing Sublease described hereinabove on the terms and conditions contained in the Sublease. This consent shall apply only to the Sublease, and shall not be deemed to be a consent to any other sublease or assignment, nor shall this consent constitute a release of Sublandlord of any of the obligations of Sublandlord, as Tenant under the Master Lease.


                                        Catellus Finance 1, L.L.C., a Delaware
                                        limited liability company


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Its:
                                             -----------------------------------


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